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                                                                Exhibit 10.13
                                    L E A S E

         THIS LEASE (the "Lease") is entered into as of the 26th day of March, 1999, by and between The Seven J's, Inc., a Wisconsin Corporation ("Landlord"), whose address is c/o Jeffrey D. Coatta, 816 Lexington Drive, Waunakee, Wisconsin 53597 and Sonic Foundry, Inc., a Maryland Corporation ("Tenant"), whose address is 318 S. Livingston, Madison, Wisconsin 53703.

                                    ARTICLE I
                                 GRANT AND TERM

         SECTION 1.01. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, that portion of the office/retail building (the "Building") located at 613 Williamson Street, Madison, Wisconsin 53703, now or hereafter to be constructed which portion consists of an office or offices situated in the basement, first and second floors of the Building and outlined on the site plan attached as Exhibit A (the "Premises"), containing approximately 2,200 square feet in the basement, 3,187 square feet on the first floor and 6,089 square feet on the second floor, for a total of approximately Eleven Thousand Four Hundred Seventy-Six (11,476) square feet. The Premises leased to Tenant do not include the land under the Building or the roof or outer walls of the building or buildings comprising the Building. Landlord reserves the right to place, maintain, repair and replace utility lines, pipes, tunneling and the like in, under, over, upon or through the Premises as may be reasonably necessary or advisable for the servicing of the Premises or other existing or future portions of the Office Building. Landlord further reserves the air rights above the Premises and the Office Building for Landlord's use. No rights or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant, its employees, agents and invitees shall have access to the Building and the Premises twenty-four (24) hours per day, and seven (7) days per week.

         SECTION 1.02. LEASE TERM. The term of this Lease shall be for three (3) Lease Years, unless terminated sooner pursuant to any of the provisions of this Lease. The term of this Lease and Tenant's obligation to pay rent and other charges due hereunder and to perform all other obligations set forth herein shall begin on (i) July 1, 1999, or (ii) the date on which Tenant opens for business in the Premises, whichever occurs first (the "Commencement Date"). Tenant may access the Premises for the purpose of completing its improvements upon execution hereof. Tenant shall be responsible for all utility charges beginning on the Commencement Date. The term of this Lease shall end on the last day of the last full Lease Year unless terminated sooner pursuant to any of the provisions hereof. The term "Lease Year" means a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date if that date is the first day of a calendar month, and, if not, then on the first day of the first, full calendar month following the Commencement Date.

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         SECTION 1.03. SURRENDER. On the last day of the term of this Lease, or any extension or renewal thereof, or on any sooner termination, Tenant shall surrender the Premises in the same condition as the Premises existed on the Commencement Date, broom clean, reasonable wear and tear excepted, and shall surrender all keys to Landlord.

         SECTION 1.04. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times upon reasonable notice to Tenant under the circumstances then existing (except in cases of emergencies) or at any time during or after an emergency without notice, for any lawful purpose, as Landlord may reasonably deem necessary, without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate as a result of such entry. Nothing herein shall imply any duty upon the part of Landlord to do any work or perform any other act which Tenant may be required to perform under this Lease, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. During the six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Premises notice "To Let" or "For Rent." If Tenant is not present to permit entry into the Premises, Landlord may, in case of emergency, enter by master key, or may forcibly enter, without rendering Landlord liable therefor.

         SECTION 1.05. OPTION TO EXTEND. Provided Tenant is not in default hereunder, Tenant shall have one (1) option to extend this Lease for an extended term of five (5) Lease Years. The option to extend shall be exercisable by Tenant upon written notice to Landlord given on or before one hundred twenty
(120) days prior to the expiration of the original or any extended term. Each extended term shall be governed by the terms, covenants and conditions of this Lease.

                                   ARTICLE II
                                SECURITY DEPOSIT

         SECTION 2.01. AMOUNT OF DEPOSIT. Tenant shall pay a security deposit equal to zero ($0.00). No interest on the deposit shall be due and payable by Landlord, and the deposit may be commingled by Landlord with other funds. The deposit shall not be trust funds in the hands of the Landlord. Landlord's delivery of the security deposit to a purchaser of Landlord's interest in the Premises, or to any successor to Tenant's interest in the Premises, shall discharge Landlord from liability for the deposit.

                                   ARTICLE III
                                      RENT

         SECTION 3.01. BASE RENT.

                  (a) Tenant shall, for the entire term of this Lease, pay to Landlord, at such place as Landlord may from time to time in writing designate, an annual minimum rent (the "Base

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Rent") in equal monthly installments, payable in advance on the first day of each calendar month, without any set off, counterclaim or deduction whatsoever or any prior demand. Commencing with the Commencement Date of this Lease, and continuing on the first day of each month during the first Lease Year, the Base Rent shall be equal to $17.00 per square foot of Rentable Floor Area, as that term is defined below, for the second floor premises and $16.00 per square foot of Rentable Floor Area for the first floor premises. There shall be no rental charged for the basement premises provided, however, that the basement premises may only be used for limited access storage purposes.

                  (b) Base Rent for any Lease Year after the first Lease Year, including any Lease Year of the Extended Term, if this Lease has been extended, shall be increased by an amount equal to 3% of the previous year's Base Rent.

                  (c) For the purposes of calculating the yearly and monthly amount of Tenant's Base Rent, the Rentable Floor Area of the Tenant's Premises shall be calculated by Landlord's architect, in accordance with the following definition: Rentable Floor Area shall be equal to the square foot area of all floor space within the Tenant's Premises as measured from the dominant portion of the interior surfaces of exterior building walls, and the exterior surface of interior walls of the Premises. No deduction shall be made for columns, stairs or interior construction, fixtures or equipment.

         SECTION 3.02. ADDITIONAL RENT. Tenant shall also pay to Landlord, at such place as Landlord may from time to time in writing designate, as additional rent (the "Additional Rent"), (i) Tenant's proportionate share of Real Estate Taxes (as defined in subsection (b), below) and Parking Lot Rent (as defined in subsection (c) below), and (ii) the Other Costs and Expenses (as defined in subsection (d), below), due from or chargeable to Tenant under this Lease, at the times herein specified, without any set off, counterclaim or deduction whatsoever or any prior demand.

                  (a) Tenant's Proportionate Share. As used herein, Tenant's proportionate share of Real Estate Taxes shall be the total amount of the increase in Real Estate Taxes for any period subsequent to calendar year 2000, or that calendar year which is subsequent to the calendar year in which Full Occupancy, as that term is defined below, occurs, multiplied by a fraction the numerator of which shall be the number of Rentable Floor Area of the Premises calculated in accordance with Section 3.01(c) and the denominator of which shall be the number of square feet of Rentable Floor Area within the entire Building. For the Purposes of this section, the definition of "Rentable Floor Area" contained in Section 3.01 (c), above, shall be applied to the entire area of all floor space within the Building that is leased or leasable and that is either occupied, or can be readied for occupancy within sixty (60) days, and shall include floor area on all levels, including mezzanines, except the basement space. No deduction shall be made for columns, stairs or interior construction, fixtures or equipment. Any changes in Rentable Floor Area shall be deemed in effect on the first day of the next succeeding month following such change. As used herein, the term "Full

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Occupancy" shall mean that 80% of all Rentable Floor Area of the Building has been leased. The first payment of Tenant's proportionate share of the increase in Real Estate Taxes shall be payable on or before fifteen (15) days after receipt of a bill for the same from Landlord. The first tax year for which such a bill could be generated is the year 2001.

                  (b) Real Estate Taxes. As used herein, the term "Real Estate Taxes" shall include all taxes, charges, and assessments, general and special, of every nature and kind whatsoever, levied, assessed, imposed, due or payable against the land, buildings and all other improvements within the Building including, but not limited to, those relating to or arising from the improvement or maintenance of adjoining streets or pedestrian walkways, and all water and sewage charges levied, assessed, imposed, due or payable during the term of the Lease, whether such tax, charge or assessment shall be for city, county, state, federal or any political subdivision thereof, or any other purpose whatsoever, together with any costs and fees incurred by Landlord in contesting or negotiating the same. Should any governmental agency or political subdivision impose any taxes or assessments, whether or not now customary or within the contemplation of the parties hereto, including a sales, use or other tax levy on rental receipts, either by way of substitution for taxes or assessments presently levied and assessed against the land, buildings, or any other improvements within the Building, or otherwise, such taxes and assessments shall be deemed to constitute a tax or assessment for the purposes of this section. Copies of tax bills submitted by Landlord to Tenant shall be conclusive of the amount levied or assessed as Real Estate Taxes.

                  (c) Parking Lot Rent. Landlord covenants and agrees to provide Tenant with twenty-two (22) reserved parking stalls in the parking lot immediately adjoining the Building at such location in the lot as will be designated by Landlord. The parking lot rent shall be equal to $60.00 per month for each of the parking stalls leased to Tenant. The parking stall rent as set forth in the immediately preceding sentence shall be payable on a monthly basis, in advance, commencing on the Commencement Date. On the first day of the second Lease Year, and on the first day of each Lease Year thereafter, including any Lease Year during any extended term, the parking lot rent shall be increased by an amount equal to 3% of the parking lot rent for the previous Lease Year, payable on a monthly basis. All parking stalls which are located in the parking lot adjoining the Building shall be guaranteed available to Tenant during normal business hours, which shall be 7:00 o'clock a.m. to 5:30 o'clock p.m.

                  (d) Other Costs and Expenses. As used herein, the term "Other Costs and Expenses" shall include any and all amounts to be paid by Tenant to Landlord under the terms of this Lease other than Base Rent or Tenant's proportionate share of the increase in Real Estate Taxes. All such other costs and expenses shall be due and payable to Landlord on or before fifteen (15) days after written demand.

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                                   ARTICLE IV
                            ALTERATIONS AND ADDITIONS

         SECTION 4.01. ALTERATIONS. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions or utility installations upon the Premises, except for minor nonstructural alterations. The term "utility installations," as used herein, shall include without limitation power panels, space heaters, fluorescent fixtures, conduits and wiring.

         SECTION 4.02. LANDLORD'S WORK. Landlord shall, at its expense, perform or cause to be performed the construction work on the Premises specifically enumerated on the attached Exhibit B as Landlord's Work; and hereby assigns to Tenant, effective as of the Commencement Date, any warranties that Landlord may have procured from its contractors respecting any item of Landlord's Work. Landlord, at its expense, shall make the foregoing improvements to the Premises in accordance with the plans and the specifications provided by Tenant. The improvements shall be completed in a good and workmanshiplike manner, and shall comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction. Landlord warrants that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules and regulations of such governmental authorities with respect to Landlord's Work and any other work which Landlord has performed with respect to the Premises. During the term of this Lease, Landlord shall comply with all applicable laws, rules and regulations regarding the Premises, subject to Tenant's rights and obligations hereunder, and the Building.

         SECTION 4.03. TENANT'S WORK. With the exception of the items specifically enumerated in Exhibit B as Landlord's Work, Tenant shall, at Tenant's expense, perform all work and supply all installations described in Exhibit C ("Tenant's Work") and shall fully equip the Premises with all trade fixtures, furniture, furnishings, special equipment and other items necessary for the completion of the Premises and the proper and efficient operation of Tenant's business in accordance with Tenant's plans and specifications as approved by Landlord. All materials, fixtures and furnishings installed by Tenant shall be of first class quality, fully paid for by Tenant and shall conform to the general design and character of the Office Building. Tenant shall not undertake any of Tenant's Work or fixture, furnish or decorate the Premises without Landlord's prior written consent to plans and specifications therefor, a complete set of which shall be submitted to Landlord for review, approval and initialing. Thereafter, no changes shall be made in Tenant's plans and specifications without the written consent of Landlord. Commencing upon execution hereof, Tenant may have access to the Premises for completion of Tenant's Work, and thereafter shall diligently complete its construction in a good and workmanlike manner as provided in accordance with all applicable federal, state and municipal regulations. Tenant shall do nothing to create any work stoppage, picketing or other labor disruption. Landlord reserves the right to approve Tenant's general contractor and subcontractors, and such approval shall not constitute a waiver of Tenant's obligations hereunder. Landlord further reserves the right to

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direct Tenant to locate any unusually heavy items to be located within the
Premises to such areas within the Premises that are particularly reinforced.

         SECTION 4.04. CONSTRUCTION LIENS. Any of Tenant's Work which is not paid for out of Landlord's Allowance, as that term is defined in Exhibit "C," shall be paid by Tenant when due, and Tenant agrees to indemnify, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Premises, which claims are or may be secured by any construction lien against the Premises or any interest therein, arising out of such work. Tenant shall not permit any liens under the construction lien law to be filed against the Premises or any interest therein and shall immediately obtain a release from any lien so filed. Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Premises or any other part of the Building nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a construction lien against the Premises or the Building.

         SECTION 4.05. REMOVAL OF IMPROVEMENTS. All items of Landlord's Work, all heating and air conditioning equipment and any other fixtures, trade fixtures, improvements or equipment paid for by Landlord, and all alterations and other improvements thereto by Tenant, shall become the property of Landlord and shall not be removed from the Premises. All trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration or termination of this Lease; provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall have fully performed all of the terms, conditions and covenants to be performed by Tenant under this Lease. If Tenant fails to remove such items from the Premises by the expiration of, or earlier termination of Tenant's right to possession of the Premises, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Premises to the condition existing just prior to the removal. The covenants contained in this Section shall survive the expiration or termination of this Lease.

                                    ARTICLE V
                             REPAIRS AND MAINTENANCE

         SECTION 5.01. LANDLORD'S OBLIGATIONS. Landlord shall keep the exterior of the Building and the foundations, roof, and structural portions of the walls of the Premises (except interior walls erected by Tenant or by Landlord as Landlord's Work) and all building equipment such as elevators and plumbing, electrical, heating and air conditioning equipment in good condition and repair except for repairs required thereto by reason of the

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acts or omissions of Tenant, Tenant's employees, agents, invitees, licensees or contractors. Tenant shall give Landlord written notice of the need for any such repairs to be made by Landlord. Except for Landlord's negligence in actually completing, once commenced, any repairs required of Landlord hereunder, Landlord shall have no liability whatsoever for any damage or injury, however caused, arising out of Landlord's failure to make such repairs, if, within a reasonable time following receipt of such notice, Landlord commences reasonable efforts to make such repairs and diligently prosecutes the completion of the same. Landlord shall also be responsible for the maintenance and repair of the Common Areas (as defined in Section 6.02). As used in this section, the term "repairs" shall include replacements and other improvements as are necessary to maintain the property in good order and condition. If Landlord is required to make exterior or structural repairs or repairs to equipment by reason of Tenant's acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant as Additional Rent in accordance with Section 3.02. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by condemnation, in which events the obligations of Landlord shall be controlled by Articles IX and X, respectively.

         SECTION 5.02. TENANT'S OBLIGATIONS. Except as provided in Section 5.01, Tenant shall keep the Premises and every part thereof and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to, interior doors and window frames, and shall make any replacements thereof and of all broken and cracked interior glass and of lamps, bulbs, tubes, starters and ballasts which may become necessary during the term of this Lease.

                                   ARTICLE VI
                                  COMMON AREAS

         SECTION 6.01. USE OF COMMON AREAS. Use by Tenant of the Premises shall include the non-exclusive use, in common with others, of the Common Areas, as defined herein, and subject to the provisions of Section 6.02.

         SECTION 6.02. CONTROL OF COMMON AREAS. Tenant shall have the reasonable non-exclusive right to use, under a revocable license and not as a part of the Premises (and in common with Landlord and other tenants of the Building and all others to whom Landlord has or may hereafter grant rights to use the same) such parking lots (subject to the limitation on the number of stalls Tenant may use as contained in paragraph 3.02(c), above), sidewalks, driveways, public and common washrooms, elevators, stairways, corridors and other common areas and facilities as may from time to time exist and be generally available to all occupants of the Building (the "Common Areas"). Landlord shall at all times have full control, management and direction of the Common Areas and reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas so as to construct additional rentable areas

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through use and/or enclosure of the Common Areas, to place signs on the Building and to make reasonable uniform rules for the use thereof and for the conduct of tenants in the Building; provided, however, that Landlord shall not impair access to the Premises or make the Premises less desirable or attractive.

                                   ARTICLE VII
                               COVENANTS OF TENANT

         SECTION 7.01. USE OF PREMISES. Tenant covenants and agrees that it shall continuously and without interruption use and occupy the entire Premises (and not less than one hundred percent (100%) of the Premises) solely as a business or professional office and for no other purpose. Tenant's business in the Premises shall be conducted under the following trade name: Sonic Foundry, Inc..

         SECTION 7.02. OPERATION OF BUSINESS. Tenant, as a further inducement to Landlord to enter into this Lease, covenants and agrees:

                  (a) Appearance. To keep the Premises clean and attractive in appearance at all times and to keep any refuse in proper containers in the interior of the Premises out of sight until the same is removed;

                  (b) Insurance. To neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

                  (c) Sound; Odors. To permit no reproduction of sound which is audible outside the Premises nor permit odors to be unreasonably dispelled from the Premises provided, however, that the foregoing restriction on odors shall not apply to any tenant which is a restaurant or food service;

                  (d) Parking. To park Tenant's vehicles and to require all employees to park vehicles only in such places as may be designated from time to time by Landlord for the use of Tenant and its employees;

                  (e) Loading. To load, unload and permit the loading or unloading of merchandise, equipment or other property only from doors of the Premises designated by Landlord for that purpose;

                  (f) Heating and Cooling. To separately pay for its own heating and cooling service so as to adequately heat and cool the Premises;

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                  (g) Solicitation. To solicit no business in the Common Areas, nor distribute handbills or other advertising matter to customers, nor place the same in or on automobiles in the Common Areas (including the Parking Facility);

                  (h) Compliance with Laws. To comply with all applicable ordinances, rules, regulations, orders and requirements of all federal, state and municipal governments which relate to the Premises or the business Tenant conducts on or from the Premises, and with any direction, pursuant to law, of any public officer which shall impose upon Tenant any duty with respect to the Premises or the use and occupation thereof; and

                  (i) Compliance with Rules. To comply with rules, as they may from time to time be established by Landlord for the use and care of the Premises, the Common Areas, and other facilities and buildings that comprise the Building and the Parking Facility.

         SECTION 7.03. SIGNS. Except provided in Section 7.07, Tenant covenants and agrees that it shall not erect or install any sign, lettering or placards, or place or permit to be placed any sign, advertising material or lettering upon the interior surface of any door or window or any point inside the Premises from which the same may be visible from outside the Premises, without Landlord's prior, written consent, which consent shall not be unreasonably withheld.

         SECTION 7.04. UTILITIES SUPPLIED BY TENANT. Tenant covenants and agrees that it shall be solely responsible and shall pay when due all charges for utility meters, gas, electricity or any other utility whatsoever used in or supplied to the Premises other than those to be provided by Landlord under
Section 7.05 hereof, beginning on the Commencement Date.

         SECTION 7.05. UTILITIES SUPPLIED BY LANDLORD. Landlord covenants and agrees that it shall supply during normal business hours the following utility services, at its sole cost and expense:

                  (a) Heat and air conditioning for the Common Areas sufficient to maintain the interior temperature of the Common Areas during normal business hours at a level that is customarily maintained in similar office buildings;

                  (b) Reasonable amounts of hot and cold water to the public lavatories and sinks situated on each floor of the Office Building;

                  (c) Janitorial service for the Premises of such scope and frequency as may be determined by Landlord, but in no event less than three (3) times per week;

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                  (d) Window washing service for the interior and exterior
surfaces of outside windows, of such frequency as may be determined by Landlord, but in no event less than twice in each calendar year.

         If Tenant wishes to obtain any of the services described in this
Section 7.05 (with the exception of (a) and (b)) outside of normal business hours (which shall be deemed to be from 7:00 a.m. to 5:30 p.m., Monday through Friday, not including federal holidays), then, if such service is available outside of such hours, Tenant must make special arrangements with Landlord therefor and Tenant shall pay, upon demand, Landlord's standard charge for such service. Except for Landlord's negligent acts, Landlord shall not be liable for any damages arising out of, and Tenant shall not be entitled to any abatement or reduction of rental by reason of, Landlord's failure to furnish, or by reason of any interruption in, any of the services described in this Section 7.05. Furthermore, Landlord shall not be liable for any damages arising out of the provision of any of the services described in this Section 7.05, including without limitation any damages to documents, files or other property damaged, destroyed or lost through acts or omissions of the personnel providing janitorial or cleaning service. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of all heating, ventilating and air conditioning systems. Wherever there are heat-generating machines or equipment to be used in the Premises which shall affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost of installation, operation, and maintenance thereof shall be paid by Tenant to Landlord, upon demand. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, which will in any way increase the amount of heat, air conditioning or water usually furnished or supplied for use within the Premises, nor connect with electric current, except through existing electrical wiring or water or air. If Tenant shall require heat, air conditioning or water in excess of that usually furnished or supplied for use of the Premises, then (a) Tenant shall first procure the written consent of Landlord to the use thereof, which consent Landlord may refuse, and (b) Tenant shall pay, as Additional Rent and upon demand, an appropriate amount for the additional services expected to be consumed by Tenant in the Premises.

         SECTION 7.06. MUNICIPAL, COUNTY, STATE OR FEDERAL TAXES. Tenant covenants and agrees that it shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, merchandise, improvements, alterations, stock-in-trade or other personal property of any kind owned, installed or upon the Premises.

         SECTION 7.07. DIRECTORY AND EXTERIOR SIGNAGE. Tenant shall be entitled to have its name shown upon the directory board of the Office Building; but the design and style of such identification, and the location of such directory board and allocation of the space thereon among the tenants and occupants of the Office Building, shall be determined

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at Landlord's sole discretion. Landlord's obligation under this Section shall be limited to the designation of a firm or company name and location within the Office Building. Tenant shall be responsible for all costs associated with the designation of individual members, officers, principals or employees of such firm or company, as they may change from time to time. Tenant shall be allowed one (1) exterior sign near the main entrance to the Building of a size, design and specific location, to be consented to by Landlord in the reasonable exercise of Landlord's discretion, with the size to bear some relationship to the percentage of Rentable Area which Tenant leases in the Building. Within the first and second floor common areas, Tenant shall be allowed one (1) or more directional signs for the purposes of allowing its customers and invitees to locate Tenant's premises within the Building, of a size, design, and location, to be pre-approved by Landlord in the reasonable exercise of Landlord's discretion, and to be uniform in size and design with other such directional signage in the Building. All such signs shall be installed at Tenant's sole cost and expense.

                                  ARTICLE VIII
                            INSURANCE AND INDEMNITIES

         SECTION 8.01. INSURANCE BY TENANT. Tenant shall obtain, at Tenant's expense, beginning on the date that Tenant exercises its right of access to the Premises pursuant to Section 1.02, and shall maintain through the expiration or termination of this Lease, the following insurance coverages:

                  (a) Public Liability. A policy of comprehensive public liability insurance naming Landlord, Tenant and any other party designated by Landlord as the insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of public liability not less than $1,000,000.00 combined single limit per occurrence/aggregate. Said insurance shall be written on an occurrence basis and not on a claims made basis. The policy shall contain, if available, supplemental endorsements covering liability for intentional acts of the insured and contractual liability voluntarily assumed by the insured.

                  (b) Business Interruption. A policy of business interruption or loss-of-rent insurance, naming Landlord as the insured, in such face amount determined by Landlord, to insure the payment of all amounts of Base Rent, Percentage Rent, Additional Rent and any other charges, expenses and fees whatsoever required to be paid by Tenant to Landlord for a period of not less than twelve (12) months.

                  (c) Plate Glass. A policy of plate glass insurance in an amount determined by the Landlord to be sufficient to cover the replacement cost of all interior plate glass on the Premises.

                  (d) Other. All other insurance, if any, customarily maintained by businesses of like type, or required by any ordinance, law, or governmental regulation to be carried or maintained by Tenant, as may be reasonably required by Landlord or by any ordinance, law or governmental regulation.

         SECTION 8.02. INSURANCE BY LANDLORD. Landlord shall obtain before the date that Tenant gains access to the Premises pursuant to Section 1.02, and shall maintain through the expiration or termination of this Lease, the following insurance coverages:

                  (a) Public Liability. A policy of comprehensive public liability insurance on the Common Areas with limits of public liability of not less than $1,000,000.00 combined single limit per occurrence aggregate.

                  (b) Comprehensive. A comprehensive policy of coverage containing fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord insuring the leasehold improvements of the Office Building, including the Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable replacement value thereof, with such deductibles as Landlord deems advisable. Tenant shall be solely responsible for carrying personal property insurance sufficient to cover the loss or damage to Tenant's personal property.

                  (c) Other. Such other insurance as Landlord may reasonably deem necessary or advisable provided the same is reasonable and customary in the industry.

         SECTION 8.03. INSURANCE POLICIES. Insurance required of Tenant under
Section 8.01 shall be written by companies duly qualified to do business in the State of Wisconsin, acceptable to Landlord in its reasonably exercised discretion, and satisfactory in all respects to the holder of any mortgage against the Office Building. Tenant shall deliver copies of such policies or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or modification except after thirty (30) days prior written notice to Landlord. At least ten (10) days prior to the expiration of Tenant's policies, Tenant shall furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost to Tenant as Additional Rent. Tenant shall not do or permit anything to be done which will invalidate the insurance policies furnished by Tenant or Landlord pursuant to Sections 8.01 and 8.02. If Tenant does or permits anything to be done which shall increase the cost of the insurance policies furnished by Landlord, Tenant shall pay to Landlord, as Additional Rent, the amount of any such additional premiums. Landlord may from time to time require that the policy limits of any or all such insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices. If Tenant fails to comply with the requirements of this Section or Section 8.01, Landlord may obtain such insurance and maintain it in effect, and Tenant shall pay Landlord the premium cost and any other costs or expenses incurred by Landlord as Additional Rent.

         SECTION 8.04. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that except for the negligent acts of Landlord, Landlord shall not be liable for injury to Tenant's business or any loss of income or other consequential damages or for damage to the fixtures, furnishings, improvements or other property of Tenant, Tenant's employees, invitees, customers, sublessees, agents, occupants, contractors, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinkler, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Office Building.

         SECTION 8.05. INDEMNIFICATION. Except where caused by Landlord's negligence, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

         SECTION 8.06. WAIVER OF SUBROGATION. Nothing in this Lease shall be construed so as to authorize or permit any insurer of Tenant to be subrogated to any right of Tenant against Landlord arising under this Lease. Tenant hereby releases Landlord to the extent of any perils to be insured against by Tenant under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of its insurance coverage for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of Landlord. Tenant shall obtain appropriate waivers of subrogation from its insurance carrier giving effect to this paragraph.

                                   ARTICLE IX
                              DAMAGE OR DESTRUCTION

      In the event (i) the Premises are damaged by fire, explosion or other casualty insured under Landlord's fire and extended coverage insurance policy (an "Insured Casualty") to the extent of twenty-five percent (25%) or more of the insurable value thereof immediately preceding the casualty, (ii) the Building of which the Premises are a part is damaged by an Insured Casualty to the extent of fifty percent (50%) or more of the insurable value thereof immediately preceding the casualty, or (iii) the Premises are damaged by a casualty or occurrence other than Insured Casualty, Landlord may terminate this Lease by giving Tenant written notice of termination within sixty (60) days after the happening of the event causing the damage. In the event the damage is not extensive enough to give rise to Landlord's option to terminate this Lease or Landlord does not elect to terminate this Lease, Landlord shall promptly repair and replace the roof, exterior walls (excluding store front), foundation and any other improvements furnished as a part of Landlord's Work or existing on the date that Tenant was entitled to access to the Premises pursuant to Section 1.02, to the condition existing immediately preceding such fire, explosion or other casualty. Upon completion of such repairs and replacements by Landlord, Tenant shall promptly repair or replace all portions of the Premises not repaired or replaced by Landlord and repair or replace all furniture, fixtures and equipment to the condition existing immediately preceding such fire, explosion or other casualty. During any period of reconstruction or repair of the Premises, Tenant shall operate its business in the Premises to the extent practicable. Rent or other sums payable under this Lease shall be abated during the period of such repair and restoration in proportion to the area of the Leased Premises which is not useable by Tenant in connection with its business operations.

                                    ARTICLE X
                                  CONDEMNATION

         SECTION 10.01. TAKING OF WHOLE. In the event (i) the whole of the Premises shall be taken or condemned for a public or quasi-public use or condemned for a public or quasi-public use or purpose by a competent authority, or (ii) such a portion of the Premises shall be taken so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Premises or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the Award to be paid to Landlord. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated.

         SECTION 10.02. PARTIAL TAKING. In the event only a part of the Premises or Building is taken or condemned but the Premises or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall not terminate and Landlord shall repair and restore the Premises provided the cost and expense of such repair and restoration does not exceed the amount of the Award. If the cost of such repair and restoration exceeds the amount of the Award, Landlord may terminate this Lease by giving Tenant written notice of termination to Tenant within sixty (60) days of the delivery of possession to the condemning authority. If Landlord is obligated to repair and restore the Premises as herein provided, there shall be no abatement or reduction in any rental because of such taking or condemnation.

         SECTION 10.03. TENANT'S AWARD. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant for any damage to Tenant's business by reason of such condemnation and for any cost or loss incurred by Tenant in removing Tenant's merchandise, fixtures and furnishings.

                                   ARTICLE XI
                               DEFAULTS; REMEDIES

         SECTION 11.01. DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                  (a) Abandonment. The abandonment of the Premises or the cessation of business by Tenant, where such abandonment or cessation shall continue for a period of twenty (20) days after written notice thereof from Landlord or Tenant.

                  (b) Failure to Pay. The failure of Tenant to make any payment of rent or any other payment required to be made by Tenant under this Lease, when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

                  (c) Failure to Observe Other Covenants. The failure by Tenant to repair any waste or to observe or perform any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (or without notice in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred). Except as otherwise provided herein, in the event of a breach of a term, covenant or condition of this Lease which requires more than the payment of money to cure and which cannot because of the nature of such default be cured within said twenty (20) days, then Tenant is deemed to be complying with said notice if, promptly upon receipt of such notice, Tenant immediately takes steps to cure the default as soon as reasonably possible and proceeds thereafter continuously with due diligence to cure the default within a period of time which, under all prevailing circumstances, shall be reasonable. Failure to send a notice shall not be construed as a waiver of such breach or as to any subsequent breach.

                  (d) Insolvency. (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

         SECTION 11.02. LANDLORD'S REMEDIES. If any default by Tenant shall occur and shall continue uncured following notice of default, if any, as required by this Lease, then Tenant's right to possession of the Premises shall automatically terminate (without terminating this Lease) and Landlord shall be entitled to exercise any equitable or legal remedy or remedies allowed under applicable Wisconsin law. In the event of default by Tenant, Landlord shall be entitled to collect from Tenant, in addition to all other damages allowed by law, its reasonable , actual attorney fees incurred in connection with such default, as well as all costs incurred in reletting the Premises.

         SECTION 11.03. LANDLORD MAY PERFORM. Landlord shall have the right at any time, after ten (10) days notice to Tenant (or without notice with respect to matters described in Article IX, and in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall obligate Landlord to make any payment or perform any act required of the Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as Additional Rent.

                                   ARTICLE XII
                            ASSIGNMENT AND SUBLETTING

         SECTION 12.01. ASSIGNMENT BY TENANT. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, lease, sublet, grant license or rights to a concessionaire or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord's prior written consent. Any attempted assignment, transfer, mortgage, use, lease, occupancy, encumbrance or subletting without such consent shall be void and shall constitute a default under this Lease. Notwithstanding the foregoing, Tenant may assign or sublease part or all of the Premises, without Landlord's advance written consent, but with advance written notice to Landlord, to: (a) any corporation, partnership or other entity that controls, is controlled by or is under common control with, Tenant; or (b) any corporation, partnership or other entity resulting from a merger or consolidation with Tenant, or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or subtenant is a bonafide entity and assumes the obligations of Tenant.

         SECTION 12.02. NO RELEASE OF TENANT. Notwithstanding anything to the contrary contained in this Lease, and regardless of Landlord's consent, no such assignment, encumbrance, subletting, transfer, lease or other permission for the use or occupancy of all or any part of the Premises shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant under this Lease, and Tenant and each respective assignor hereby waives notice of default in the payment and performance by the tenant in possession without notice to, and without the consent of, Tenant or any such assignor, and any and all extensions of time, modifications, or waivers shall be deemed to be made with the consent of Tenant and any such assignor. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         SECTION 13.01.  ESTOPPEL CERTIFICATE.

                  (a) Tenant shall upon execution hereof at any time thereafter, upon not less than ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord or to such person designated by Landlord, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, nor any offsets, counterclaims or defenses to the Lease on the part of Tenant, or specifying such defaults if any are claimed, and (iii) certifying as to any other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  (b) If Landlord desires to sell or finance or refinance the Office Building, or any part thereof, Tenant shall deliver to any purchaser and/or lender designated by Landlord such financial information concerning Tenant as may be reasonably required by such purchaser and/or lender. Such statements shall include, but shall not be limited to, the past three (3) years' financial statements of Tenant. All such financial information shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

         SECTION 13.02. LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, shall mean only the owner or owners at the time in question of the fee title or the tenant's interest in the ground lease of the Premises, if any then exists, it being expressly acknowledged by the parties hereto that none of the terms or conditions to be performed or observed by Landlord under this Lease are personal to the party originally named "Landlord" hereunder. In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord's obligations thereafter to be performed, provided that any funds held by Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee.

         SECTION 13.03. SEVERABILITY. The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 13.04. TIME OF ESSENCE. Time is of the essence.

         SECTION 13.05. CAPTIONS. Article, section and paragraph captions are not a part of this Lease.

         SECTION 13.06. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attached exhibits set forth all the agreements, terms, covenants, or conditions, oral or written, between them other than those herein contained. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

         SECTION 13.07. TENANT'S REMEDIES. If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and Landlord shall not be personally liable for any deficiency.

         SECTION 13.08. ATTORNMENT OF TENANT. Tenant shall in the event of the sale, assignment, or other transfer of Landlord's interest in the Premises or in this Lease, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the transferee and recognize such transferee as Landlord under this Lease.

         SECTION 13.09. RENT COVENANT. The covenant to pay rent, whether Base or Additional, is hereby declared to be an independent covenant on the part of Tenant to be kept and performed, and no offset shall be permitted or allowed. Tenant's covenant to pay such rent shall survive the expiration or earlier termination of this Lease.

         SECTION 13.10. DELINQUENT RENT TO BEAR INTEREST; LATE PAYMENT FEE. Any rent whether Base or Additional, or such other sums, if any, required to be paid by Tenant pursuant to the terms of this Lease which are not paid when due shall bear interest at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less, from the date due until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. If Base or Additional Rent is not received on or before ten (10) days after its due date, a late payment fee equal to $150.00 shall be due and payable in addition to the Additional or Base Rent due and owing.

         SECTION 13.11. NOTICES. All notices and demands hereunder shall be in writing, and shall be deemed given if (a) hand delivered; (b) sent by Express Mail or a national commercial courier service (e.g., Purolator Delivery Service or Federal Express) for next-day delivery, to be confirmed in writing by said courier or service; or (c) when deposited in the United States Mail, certified or registered, return receipt requested, with sufficient postage prepaid thereon to carry it to its addressed destination; (d) when faxed to the telecopier number appearing below, with a confirmation copy sent next business day via U.S. Mail, postage prepaid; and when addressed as follows:

                  LANDLORD:
                                    Seven J's, Inc.
                                    Attn: Jeffrey D. Coatta
                                    816 Lexington Drive
                                    Waunakee, Wisconsin  53597

                  TENANT:
                                    Ken Minor
                                    Sonic Foundry, Inc.
                                    754 Williamson Street
                                    Madison, WI  53703

         The above names and addresses may be changed at any time or from time to time by notice as above provided.

         SECTION 13.12. WAIVERS. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not constitute a waiver of any breach by Tenant even if Landlord knows of such breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than the rent then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         SECTION 13.13. RECORDING. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

         SECTION 13.14. HOLDING OVER. Tenant shall surrender the Premises upon the expiration or termination of the Lease. Any holdover not consented to by Landlord shall not result in a new tenancy or interest and, in such case, Landlord may treat Tenant as a trespasser. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease without the express written consent of Landlord, Tenant shall pay rent equal to, in the absence of proof of greater damages, the amount of twice the amount actually paid as rent by Tenant under Article III during the final lease Year, prorated on a daily basis for each day after the last day of the term of this Lease.

         SECTION 13.15. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity. Any reference in this Lease to the recovery of, or entitlement to, attorney fees, is hereby modified to state "reasonable attorney fees." Any reference in this lease to the giving of any consent by either the Landlord or the Tenant is hereby modified to the effect that any such consent shall not be unreasonably withheld or delayed.

         SECTION 13.16. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         SECTION 13.17. BINDING EFFECT: CHOICE OF LAW. This Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by and be construed and interpreted in accordance with the laws of the State of Wisconsin.

         SECTION 13.18. SUBORDINATION.

                  A) This Lease is subject to and subordinate to any existing or subsequent mortgages against the real property of which the Premise form a part. If any mortgage is foreclosed, then:

                         (i)      This Lease shall continue;

                         (ii)     Tenant's quiet possession shall not be
disturbed if Tenant is not in default; and

                         (iii)    Tenant will attorn to and recognize the
mortgagee or purchaser at foreclosure sale (the "Successor Landlord") as Tenant's Landlord for the remaining term; and

                         (iv)     The Successor Landlord shall not be bound by:

                                   a) Any payment of Rent or Additional Rent for
more than one month in advance; and

                                   b) Any amendment, modification or termination
of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or termination is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent; and

                                   c) Any liability for any act or omission of a
prior Landlord.

                  B) Self Operating: This Section 13.18 shall be self-operative, and no agreement shall be necessary or required in order to effectuate its terms. However, notwithstanding the foregoing, upon request of Landlord, Tenant shall promptly execute and deliver any documents needed to confirm the terms of this Section 13.18.

         SECTION 13.19. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

         SECTION 13.20 ROOFTOP TRANSMITTER UNIT. Landlord hereby consents to the construction and installation by Tenant on the roof of the Building of a rooftop transmitter unit for the purpose of facilitating communications between Tenant's existing offices and the Premises, of a size, design and function as previously demonstrated to Landlord, at the location previously agreed upon between Landlord and Tenant. Any changes to the design, size, utility, or location of the rooftop transmitter unit from that previously agreed upon by Landlord and Tenant shall be subject to Landlord's advance written consent, which consent shall not be unreasonably withheld or delayed. Construction and installation of the rooftop transmitter unit shall be undertaken by Tenant at Tenant's sole cost and expense, pursuant to all applicable laws, codes, rules and ordinances regarding the same.

                                   ARTICLE XIV
                              ENVIRONMENTAL MATTERS

         SECTION 14.01. DEFINITIONS.

                  (a) Environmental Laws: "Environmental Laws" means any federal, state and local laws including statutes, regulations, rulings, orders, administrative interpretations and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process wastewater or otherwise relating to the environment or Hazardous Substances (as defined herein) including, but not limited to, Chapters 144 and 162, Wisconsin Statutes, the Federal Toxic Substances Control Act, the Federal Safe Drinking Water Act, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

                  (b) Hazardous Substances: "Hazardous Substances" means any hazardous waste or substance, asbestos or asbestos-containing material, pollutant, solid, liquid, gaseous, or thermal irritant or contaminant (such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste, including materials to be recycled in the future, reconditioned or reclaimed), polychlorinated biphenyl (in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form) or urea-formaldehyde foamed-in-place insulation, all as defined or included under Environmental Laws or otherwise, whether now or in the future.

         SECTION 14.02. TENANT'S COVENANT WITH RESPECT TO ENVIRONMENTAL MATTERS. Tenant covenants and agrees that Tenant will not violate any Environmental Laws or discharge Hazardous Substances in, on or about the Building or Tenant's Premises. Tenant covenants and agrees to indemnify and hold Landlord harmless from and against all losses, cost, expenses (including reasonable attorneys' and witnesses' fees, deposition costs and copying and telephone charges) or damages of any kind arising from a breach of Tenant's obligations hereunder.

         SECTION 14.03. TENANTS DUTIES WITH RESPECT TO ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. In the event Tenant receives any notice or knowledge of, or has reason to believe that Tenant or Tenant's agents, employees, contractors, subcontractors, or invitees (collectively referred to herein and in Section
14.02 above as "Tenant"), has violated any Environmental Laws in connection with or as a part of Tenant's use, occupancy or enjoyment of the Premises, or has discharged or caused to be discharged any Hazardous Substance on, about or into the Premises, or any such violation or discharge is threatened, Tenant shall as soon as practicable thereafter comply with the following requirements:

                  (a) Provide the Landlord, immediately upon receipt thereof, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging violation by the Tenant of any Environmental Law, or asserting or alleging a circumstance or condition which may require a financial contribution by the Tenant or a cleanup, remedial action or other response by or on the part of the Tenant under Environmental Laws.

                  (b) Advise the Landlord in writing as soon as the Tenant becomes aware of any condition or circumstance which constitutes a violation of section 14.02, above.

                  (c) Permit the Landlord, in the event the Landlord has reasonable cause to believe that there exists a condition or circumstance warranting an environmental inspection or audit, at the Tenant's expense, to retain an architect or engineer selected by the Landlord to perform an environmental inspection and/or audit of the Leased Premises to evaluate the Tenant's compliance with Environmental Laws, and to test for the existence of or contamination caused by Hazardous Substances on the Leased Premises, and for risks associated with exposure to Hazardous Substances. The Tenant shall permit the Landlord and its employees and agents access to the Leased Premises and the books and records of the Tenant as necessary for the performance of the environmental inspection and/or audit. This environmental inspection and/or audit shall be performed solely for the benefit of the Landlord and it may not be relied upon by the Tenant for any purpose. This provision shall not relieve the Tenant from conducting its own environmental inspections and/or audits or taking other steps necessary to comply with Environmental Laws.

      IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first above written.

                                  * LANDLORD *

                                  SEVEN J'S, INC., A Wisconsin Corporation

                                By:
                                   ---------------------------------------
                              Name:
                                   ---------------------------------------
                             Title:
                                   ---------------------------------------
                                  * TENANT *

                                  SONIC FOUNDRY, INC.

                                By:
                                   ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                            Attest:
                                   ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   EXHIBIT "A"
                                   -----------

                          Floor Plan of Leased Premises

                                [To Be Supplied.]

                                   EXHIBIT "B"
                                   -----------

                                 Landlord's Work

         Base Building construction shall include, without limitation, metering the Premises; janitor closets on the second floor; completed men's and women's washroom facilities on the second floor; fire exit signs; the leveling of all floors of the Premises so that they are ready to receive carpeting or other covering; heating, ventilating, air conditioning brought to the Premises with all "main loops" and major distribution lines in place; all perimeter walls and core walls if shown in Landlord's plans, drywalled, taped and ready for painting; all smoke detectors installed as required in the common area; and any ADA requirements or other life safety requirements to the common areas of the second floor including the restrooms. Additionally, other base building work in the common area such as elevator and lobby finishes, common area ceilings, after-hour security systems, air conditioning and lighting) shall be installed at no expense to Tenant. Notwithstanding the foregoing and in addition to the above, Landlord will provide sandblasted, exposed brick walls, exposed beam ceilings, new windows and an interior premises stairway connecting the first floor and second floor premises.

                                   EXHIBIT "C"
                                   -----------

                       Tenant's Work and Tenant Allowance


         Landlord shall provide to Tenant an allowance (the "Allowance") in an amount equal to $112,500.00, which shall be drawn upon by Tenant as required for the purpose of paying for Tenant's Work as that term is defined in the Lease and in this Exhibit. The Allowance shall be for the construction of the Premises over and above the base building specifications described in Exhibit "B." The Allowance may also be used to pay the costs of space planning, not to exceed $2.00 per square foot without the express written consent of Landlord, which consent shall not be unreasonably withheld. Any Allowance which remains unused after completion of the Tenant's Work shall be used to offset Base Rent and Additional Rent due Landlord under the terms of the Lease.

         Tenant's Work shall consist of readying the Premises for Tenant's business in accordance with the plans and specifications of the Tenant to be provided to Landlord in accordance with Section 4.03 of this Lease. The failure of Tenant to provide Landlord with Tenant's plans and specifications in a timely manner shall not delay the Commencement Date of the Lease, but may delay the date on which Tenant opens the Premises for business, which delay shall be the sole responsibility of Tenant if caused by a delay in providing the plans and specifications. The Commencement Date shall be determined by the terms of
Section 1.02 of the Lease.

         Tenant's Work shall be constructed under the supervision of Landlord, by a contractor or contractors approved by Landlord. Payments out of the allowance shall be made by Landlord on a draw basis, after inspection of the work by Landlord or Landlord's architect. Each draw shall be approved by Tenant. Inspections of the work by Landlord shall be for purposes relating to the draw only, and shall not constitute any approval of the work performed or a warranty of such work.

         Tenant shall be responsible for all costs and expenses relating to Tenant's Work which exceed the Allowance. Such costs and expenses shall be billed to Tenant as incurred, and if Tenant shall fail to pay the same on or before twenty (20) days after being billed, Landlord may, at its option, cause the contractor to cease work on Tenant's Work without liability to Tenant for delay in completion or otherwise. The Commencement Date shall not be delayed in such event. Landlord's performance of any obligations under this Exhibit "C" are specifically conditioned upon Tenant's payment of any costs relating to Tenant's Work in excess of Tenant's Allowance. Landlord shall have no responsibility to pay for any part of Tenant's Work, Landlord's responsibility being limited to payment and performance of only that work which is described in Exhibit "B," and to provide the Allowance.

         Landlord shall not be liable for repair of any latent defects. Landlord shall assign to Tenant any warranties from Landlord's general contractor, subcontractors, or the manufacturers of any equipment installed in or about the Premises. Tenant covenants and agrees that all of Tenant's Work shall be performed in accordance with the plans and specifications for the same, approved in advance by Landlord.

         If Tenant's Work consists of permanent or reusable improvements, Landlord will increase the Allowance in an amount equal to 50% of the cost of said improvements, up to a maximum increase of $50,000.00. As used herein, the phase "permanent or reusable improvements" shall mean improvements paid for out of the Allowance which will have a useful life of 8 years or more.